UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 14, 2015

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

451 Florida Street, Baton Rouge, Louisiana	70801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code

(225) 388-8011

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2015, Albemarle Corporation (the “Company”), entered into a Term Loan Agreement (the “Credit Agreement”) among the Company, as the borrower, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders party thereto (collectively, the “Lenders”). The Credit Agreement provided for unsecured term loans in an aggregate principal amount of $1.25 billion (comprised of a 364-day term loan in an aggregate principal amount of $300 million (the “364-Day Facility”) and a five-year term loan facility in an aggregate principal amount of $950 million (the “Five-Year Facility”), the net proceeds of which, together with other funds available to the Company, are intended to be used to redeem in full the $1,249,340,000 aggregate principal amount of the outstanding 4.625% Senior Notes Due 2020 (the “Notes”), issued by Rockwood Specialties Group, Inc., a wholly-owned subsidiary of the Company, at a redemption price of 103.469% of the principal amount thereof, plus accrued and unpaid interest on the Notes redeemed to, but not including, the redemption date of October 15, 2015.

The term loans under the 364-Day Facility will mature on 364 days after the date that such funds are loaned under the Credit Agreement and the Five-Year Facility will mature on the fifth anniversary of the date that such funds are loaned under the Credit Agreement. The loans under the Credit Agreement will bear interest equal to, at the option of the Company, (i) LIBOR plus a margin ranging from 1.000% to 1.875% per annum depending upon the long-term, unsecured, senior, non-credit enhanced debt rating of the Company or (ii) the Base Rate (defined as the highest of (x) the Federal Funds Rate plus 0.50%, (y) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” and (z) one-month LIBOR plus 1.00%) plus a margin of 0.000% to 0.875% per annum depending upon the long-term, unsecured, senior, non-credit enhanced debt rating of the Company.

The term loans under the 364-Day Facility are required to be repaid on the maturity date of the 364-Day Facility. The term loans under the Five-Year Facility are required to be repaid in equal quarterly installments on the last business day of each of March, June, September and December, beginning with September 30, 2016, and ending with the last such day to occur prior to the maturity date of the Five-Year Facility (each a “Payment Date”), in an aggregate principal amount equal to (i) in the case of each Payment Date occurring on or after the first anniversary and prior to the second anniversary of the funding date of the Five-Year Facility, 1.25% of the aggregate principal amount of such loans and (ii) in the case of each Payment Date occurring on or after the second anniversary of the funding date of the Five-Year Facility, equal to 2.5% of the aggregate principal amount of such loans.

The Credit Agreement also requires the Company to prepay outstanding term loans, in connection with the Company’s previously announced divestitures of its minerals, fine chemistry services and metal sulfides lines of business.

The Credit Agreement contains certain customary affirmative and negative covenants.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Term Loan Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2015

ALBEMARLE CORPORATION

By:	/s/ Karen G. Narwold
Karen G. Narwold
Senior Vice President, General Counsel, Corporate and Government Affairs, Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Term Loan Agreement